Exhibit 99.1

Nuvectis Pharma, Inc. Reports Second Quarter 2024 Financial Results and Business Highlights

August 6, 2024, Fort Lee, NJ - Nuvectis Pharma, Inc. (NASDAQ: NVCT) ("Nuvectis" or the "Company"), a clinical-stage biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology, today reported its financial results for the second quarter 2024 and provided an update on recent business progress.

Ron Bentsur, Chairman and Chief Executive Officer of Nuvectis, commented, "During the second quarter we continued to advance our clinical trials for NXP800 and NXP900. For NXP800, the Phase 1b clinical trial in platinum resistant, ARID1a-mutated ovarian cancer is continuing to enroll patients at approximately 15 clinical sites in the United States and United Kingdom and we remain on track to provide an update from this study during this fall. In addition, the Investigator-sponsored clinical trial in cholangiocarcinoma is also recruiting patients, and we plan to provide an update from this trial by the end of 2024. For NXP900, the dose escalation clinical trial is ongoing, and so far, three cohorts have been completed with no reports of dose limiting toxicities. We are continuing to plan the next steps in the development of NXP900, with particular interest in combination strategies with EGFR and ALK inhibitors in patients with advanced non-small cell lung cancer resistant to EGFR and ALK targeting drugs. Lastly, we continue to effectively manage our financial resources, which we believe can take us through the key milestones for both development programs”.

Second Quarter 2024 Financial Results

Cash, and cash equivalents were $18.1 million as of June 30, 2024 compared to $19.5 million as of March 31, 2024. The decrease of $1.4 million in the cash balance during the second quarter of 2024 is a result of the operating expenses for the quarter, partially offset by the utilization of the at-the market facility.

The Company's net loss was $4.4 million for the three months ended June 30, 2024, compared to $5.8 million for the three months ended June 30, 2023, a decrease in net loss of $1.4 million, rounded. Net loss for the second quarter of 2024 fiscal year included $1.3 million in non-cash stock-based compensation.

Research and development expenses, including non-cash stock-based compensation, were $2.9 million for the three months ended June 30, 2024, compared to $4.3 million for the three months ended June 30, 2023, a decrease of $1.4 million, rounded.

General and administrative expenses, including non-cash stock-based compensation, were $1.7 million for the three months ended June 30, 2024, compared to $1.5 million for the three months ended March 31, 2023, an increase of $0.2 million.

Interest income was $0.2 million for the three months ended June 30, 2024, compared to $0.1 million for the three months ended June 30, 2023, an increase of $0.1 million.

About Nuvectis Pharma, Inc.

Nuvectis Pharma, Inc. is a biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology. The Company is currently developing two clinical-stage drug candidates, NXP800 and NXP900. NXP800 is an oral small molecule GCN2 activator currently in a Phase 1b clinical trial for the treatment for platinum resistant, ARID1a-mutated ovarian carcinoma and in an Investigator-sponsored clinical trial for the treatment of cholangiocarcinoma. The U.S. Food and Drug Administration granted Fast Track Designation to the NXP800 development program in platinum resistant, ARID1a-mutated ovarian carcinoma, and Orphan Drug Designation for the treatment of cholangiocarcinoma. NXP900 is an oral small molecule inhibitor of the SRC Family of Kinases (SFK), including SRC and YES1. NXP900 has a unique mechanism of action in that it inhibits both the catalytic and scaffolding functions of the SRC kinase thereby providing complete shutdown of the signaling pathway. NXP900 is currently in a Phase 1a dose escalation study.

Forward Looking Statements

Certain statements in this presentation constitute “forward-looking statements" within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nuvectis Pharma, Inc.'s current expectations, estimates, and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy, and financial needs. The outcome of the events described in these forward-looking statements are subject to inherent uncertainties, risks, assumptions, market and other conditions, and other factors that are difficult to predict and include statements regarding the preclinical data generated to date for NXP800 and NXP900, the Phase 1a data generated for NXP800 and the clinical expectations for the NXP800 Phase 1b study, including statements regarding NXP800's potential ability to become a therapeutic option for the treatment of platinum-resistant, ARID1a-mutated ovarian carcinoma, cholangiocarcinoma, and potentially other cancer indications, and timing of and expectations for the Phase 1a study for NXP900. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are subject to market and other conditions and described more fully in the section titled "Risk Factors" in our 2023 Form 10-K and our other public filings with the Securities and Exchange Commission ("SEC"). However, these risks are not exhaustive and new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward looking statements contained in this press release or other filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact

Ron Bentsur

Chairman, Chief Executive Officer and President

201-614-3151

rbentsur@nuvectis.com

Media Relations Contact

Christopher M. Calabrese

LifeSci Advisors

Tel: 917-680-5608

ccalabrese@lifesciadvisors.com

NUVECTIS PHARMA, INC.

BALANCE SHEET

(USD in thousands, except per share and share amounts)

	June 30,	December 31,
	2024	2023
Assets
CURRENT ASSETS
Cash and cash equivalents	$18,116	$19,126
Other current assets	182	59
TOTAL CURRENT ASSETS	18,298	19,185

TOTAL ASSETS	$18,298	$19,185

Liabilities and Stockholders’ Equity

CURRENT LIABILITIES
Accounts payables	$1,846	$2,771
Accrued liabilities	310	415
Employee compensation and benefits	3,614	3,798
TOTAL CURRENT LIABILITIES	5,770	6,984
TOTAL LIABILITIES	5,770	6,984

COMMITMENTS AND CONTINGENCIES,

STOCKHOLDERS’ EQUITY
Common Shares, $0.00001 par value – 60,000,000 shares authorized as of June 30, 2024, and December 31, 2023, 18,748,751, and 17,418,886 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	*	*
Additional paid in capital	75,372	66,446
Accumulated deficit	(62,844)	(54,245)
TOTAL STOCKHOLDERS’ EQUITY	12,528	12,201
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,298	$19,185

*	Represents an amount lower than $1,000 USD.

NUVECTIS PHARMA, INC.

STATEMENT OF OPERATIONS

(USD in thousands, except per share and share amounts)

	Three Months Ended June 30		Six Months Ended June 30
	2024	2023	2024	2023
OPERATING EXPENSES
Research and development	$2,943	$4,262	$5,603	$6,629
General and administrative	1,700	1,510	3,436	3,244

OPERATING LOSS	(4,643)	(5,772)	(9,039)	(9,873)
Finance income	215	64	440	116

NET LOSS	$(4,428)	$(5,708)	$(8,599)	$(9,757)